U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2005

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Carrettera de Rubì 22-26, 08190 Sant Cugat del Vallès, Barcelona, Spain

(Address of principal executive offices)

34-93-590-7070

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 8, 2005, the Board of Directors of Private Media Group, Inc. (the “Company”) accepted the resignation of Ferran Mirapeix as a director and Chairman of the Audit Committee.

The Board of Directors elected Lluis Torralba as a director to fill the Board vacancy as of June 8, 2005, to serve until the next Annual Meeting of Shareholders and until his successor is appointed. Mr. Torralba has also been appointed to the Company’s Audit Committee.

The Company has agreed to pay Mr. Torralba a fee of EUR 2,000 for each Board and Committee meeting attended. In addition, Mr. Torralba has been granted options to acquire 8,000 shares of the Company’s Common Stock at an exercise price of $2.74 per share, which options vest in May 2006 and expire in May 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: June 9, 2005	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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